Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES OR SUCH OTHER EVIDENCE AS IS SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND SUCH STATE LAWS.

THESE WARRANTS MAY NOT BE EXERCISED UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE TO THE HOLDER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 22, 2025.

THE SHARES UNDERLYING THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

NOVAGOLD RESOURCES INC.

COMMON SHARE PURCHASE WARRANT

Dated: April 22, 2025

Number of Warrants: [●]	Warrant Certificate No.: W2025-[●]

THIS IS TO CERTIFY THAT, for value received,

[NAME]

[ADDRESS]

(the “Holder”) is the registered holder of [●] common share purchase warrants (the “Warrants”) of NOVAGOLD RESOURCES INC., a corporation organized and existing under the laws of the province of British Columbia, Canada (the “Company”). Each Warrant entitles the Holder to subscribe for and purchase, subject to the terms hereof including, without limitation, certain adjustment provisions, one common share (a “Share”) in the share capital of the Company until 4:00 p.m. (Vancouver time) on April 22, 2030 (the “Expiry Time”) for an exercise price of US$3.00 per Share (the “Exercise Price”) after which time the Warrants represented hereby will expire, all subject to adjustment as hereinafter provided. The Warrants are fully vested and are immediately exercisable by the Holder at any time and from time to time, commencing on the date hereof and prior to the Expiry Time.

The right to acquire Shares hereunder may only be exercised by the Holder within the time set forth above by:

(a)             duly completing, executing and delivering to the Company, either at the address set forth on the Exercise Form (or such other address as may be specified by the Company, in a written notice to the Holder for this purpose, from time to time) or by e-mail or e-mail attachment, the Exercise Form attached hereto as Appendix “A” (the “Exercise Form”); and

(b)             except in connection with a cashless exercise, within two (2) trading days (or, if shorter, the standard settlement period applicable to the issuance of the Shares), delivering payment of an amount in United States dollars equal to the applicable Exercise Price multiplied by the number of Shares as to which this Warrant Certificate is being exercised which payment may be made, at the option of the Holder, by delivery of a certified cheque or bank draft or by wire transfer of immediately available funds to the bank account designated in writing by the Company from time to time. For purposes of this Warrant Certificate, trading day means, a day on which the NYSE American (and if the Shares are not listed on the NYSE American LLC (“NYSE American”), the Toronto Stock Exchange (“TSX”), and if the Shares are not listed on the TSX, the over-the-counter market) is open for the transaction of business.

This Warrant Certificate may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Shares computed using the following formula:

Where:

X =	the number of Shares to be issued to the Holder

Y =	the number of Shares for which this Warrant Certificate may be exercised or, if only a portion of this Warrant Certificate is being exercised, the number of Shares subject to such exercise (at the date of such calculation)

A =	the Current Market Price

B =	the Exercise Price (as adjusted to the date of such calculations)

No ink-original Exercise Form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Shares available hereunder and the Warrant Certificate has been exercised in full, in which case, the Holder shall surrender this Warrant Certificate to the Company for cancellation within three (3) trading days of the date on which the final Exercise Form is delivered to the Company. Partial exercises of this Warrant Certificate resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased (or, in the event of a cashless exercise, cancelled). The Holder and the Company shall maintain records showing the number of Shares purchased (or, in the event of a cashless exercise, cancelled) and the date of such purchases (or cancellations). The Company shall deliver any objection to any Exercise Form within one (1) trading day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant Certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. This Warrant Certificate will effectively be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Company at the address shown on the Exercise Form or such other address as may be specified by the Company, in a written notice to the Holder, from time to time.

[Notwithstanding the foregoing, the Company shall not effect any exercise of this Warrant Certificate, and a Holder shall not have the right to exercise any portion of this Warrant Certificate, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Form, the Holder (together with the Holder’s Affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Shares issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrants beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. For purposes of this paragraph, the determination of any “group” status shall be made, and the determination of beneficial ownership shall be calculated, in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant Certificate is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant Certificate is exercisable shall be in the sole discretion of the Holder, and the submission of the Exercise Form shall be deemed to be the Holder’s determination of whether this Warrant Certificate is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant Certificate is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this paragraph, in determining the number of outstanding Shares, a Holder may rely on the number of outstanding Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or Computershare Investor Services Inc., as the Company’s transfer agent, setting forth the number of Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) trading day confirm orally and in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant Certificate, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Shares was reported. The “Beneficial Ownership Limitation” shall be [19.99]% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of this Warrant Certificate. The Holder, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant Certificate.]

Upon the exercise of all or any of the Warrants in the manner described above, the person or persons in whose name or names the Shares issuable upon exercise of the Warrants are to be issued will be deemed for all purposes to be the holder or holders of record of such Shares and the Company covenants that it will issue such Shares, free and clear of any taxes, liens or other restrictions (other than those arising under that certain backstop commitment agreement among the Company and certain investors, dated April 22, 2025 (the “Backstop Agreement”), under the Company’s organizational documents or required pursuant to applicable laws), and cause certificates or Direct Registration System (“DRS”) advices representing such Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five (5) Business Days of the surrender of this Warrant Certificate. The Company further covenants and agrees that, during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of its Shares to provide for the exercise of the rights represented by this Warrant Certificate. For purposes of this Warrant Certificate, “Business Day” means any day (other than a Saturday, Sunday) or any other day on which commercial banks are required or authorized to close in the State of New York, the Province of British Columbia or the jurisdiction in which the address of the Company is located (as shown on the Exercise Form or such other address as may be specified by the Company, in a written notice to the Holder for purposes of the Exercise Form, from time to time).

The Holder of this Warrant Certificate may acquire any lesser number of Shares than the total number of Shares, free and clear of any taxes, liens or other restrictions (other than those arising under the Backstop Agreement, under the Company’s organizational documents or required pursuant to applicable laws), which may be acquired upon exercise of the Warrants represented by this Warrant Certificate. In such event, the Holder will be entitled to receive a new Warrant Certificate representing Warrants exercisable to acquire up to the balance of the Shares which may be acquired.

The Holder of this Warrant Certificate may, at any time prior to the Expiry Time, upon surrender of this Warrant Certificate to the Company, exchange this Warrant Certificate for other Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Shares as may be acquired under this Warrant Certificate.

The Company shall deliver any such new Warrant Certificate to the Holder within five (5) Business Days of such surrender of this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate will not constitute the Holder hereof a shareholder of the Company or entitle the Holder to any right or interest in respect thereof except as expressly provided for herein.

The Warrants and all rights hereunder are transferable by the Holder in accordance with applicable laws by surrender of this Warrant Certificate together with a Transfer Form in the form attached hereto as Appendix “B” at the office of the Company, 201 South Main Street, Suite 400 Salt Lake City, Utah USA 84111. The Company will use commercially reasonable efforts to facilitate the transfer process to ensure minimal delay and inconvenience to the Holder. Any Warrant Certificate issued to a transferee will bear such restrictive or other legends as may be required under applicable securities laws and applicable stock exchange rules.

The Company shall not be required to issue fractional Shares upon the exercise of the Warrants evidenced hereby. If any fractional interest in a Share would be deliverable upon the exercise of the Warrants evidenced hereby, the Company shall in lieu of delivering any certificate or DRS advice for such fractional interest, round such fractional interest down to the nearest whole Share.

From and after the date hereof, the Exercise Price and the number of Shares deliverable upon the exercise of the Warrants will be subject to adjustment as follows:

(a)	In case of any reclassification of, redesignation of, or amendment to, the Shares, change of the Shares into other shares, or exchange of the Shares for other shares or in case of the consolidation, merger, reorganization, plan of arrangement, take-over bid, reorganization, amalgamation or other form of business combination of the Company with or into any other company or entity which results in any reclassification of the Shares, a change of the Shares into other shares, or an exchange of the Shares for other shares, or in case of any sale, lease, exchange or transfer (in one or a series or related transactions) of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event, a “Reclassification of Shares”), at any time prior to the Expiry Time, the Holder will, after the effective date of such Reclassification of Shares and upon exercise of the right to purchase Shares hereunder, be entitled to receive, and will accept, in lieu of the number of Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled upon such exercise. The Exercise Price will, on the effective date of the Reclassification of Shares, be adjusted by multiplying the Exercise Price in effect immediately prior to such Reclassification of Shares by the number of Shares purchasable pursuant to this Warrant Certificate immediately prior to the Reclassification of Shares, and dividing the product thereof by the number of successor securities determined in accordance with this section. If necessary, appropriate adjustments will be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Holder in order that the provisions set forth in this section will thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby. Any successor company, entity or person shall assume the obligations of the Company under this Warrant Certificate.

(b)	If and whenever at any time prior to the Expiry Time the Company will:

(i)	subdivide, redivide or change the Shares into a greater number of shares;

(ii)	consolidate, combine or reduce the Shares into a lesser number of shares; or

(iii)	fix a record date for the issue of, or distribution to, or issues Shares, Participating Shares or Convertible Securities (both such terms as defined below in paragraph (g)) to all or substantially all of the holders of Shares by way of a share dividend or other distribution on the Shares payable in Shares, Participating Shares or Convertible Securities;

(any such event, a “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c), the number of Shares purchasable pursuant to the Warrants evidenced hereby will be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which will be the Exercise Price in effect immediately prior to such adjustment and the denominator of which will be the Exercise Price resulting from such adjustment.

(c)	If and whenever at any time prior to the Expiry Time, the Company will undertake a Capital Reorganization, the Exercise Price will, on the effective date, in the case of a subdivision, redivision, change, consolidation, combination or reduction, or on the record date, in the case of a share dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which will be the number of Shares and Participating Shares outstanding immediately before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Shares and Participating Shares outstanding immediately after giving effect to such Capital Reorganization. The number of Shares and Participating Shares outstanding will include the deemed conversion into or exchange for Shares or Participating Shares of any Convertible Securities distributed by way of share dividend or other such distribution. Such adjustment will be made successively whenever any event referred to in this paragraph will occur.

(d)	Any issue of Shares, Participating Shares or Convertible Securities by way of a share dividend or other such distribution will be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Shares under paragraphs (e) and (f).

(e)	If and whenever at any time prior to the Expiry Time, the Company will fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as defined below) of the Shares on such record date (any such event, a “Rights Offering”), the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which will be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Shares on the record date: (1) the amount obtained by multiplying the number of Shares or Participating Shares which the holders of Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Shares or Participating Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)	the denominator of which will be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Shares or Participating Shares which the holders of Shares are entitled to subscribe for or purchase; or (2) the maximum number of Shares or Participating Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

Any Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	If and whenever at any time prior to the Expiry Time, the Company will fix a record date for the distribution to all or substantially all the holders of Shares of:

(i)	shares of any class, whether of the Company or any other company;

(ii)	rights, options or warrants other than rights, options or warrants entitling the holders of Shares to subscribe for or purchase Shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Shares on such record date;

(iii)	evidences of indebtedness; or

(iv)	other assets or property;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering (any such non-excluded event, a “Special Distribution”), the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which will be the amount by which (1) the amount obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date, exceeds (2) the aggregate fair market value (as determined by the external auditors of the Company, which determination will be conclusive, subject to the approval of the TSX and NYSE American, if applicable) to the holders of such Shares of such Special Distribution; and (B) the denominator of which will be the total number of Shares outstanding on such record date multiplied by such Current Market Price.

Any Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date in respect of a Special Distribution is fixed.

To the extent that any such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)	If any issuer bid (other than a normal course issuer bid made through the facilities of the NYSE American, TSX or such other exchange on which the Shares are listed and posted for trading) made by the Company or any of its subsidiaries for all or any portion of the Shares shall expire, then, if the issuer bid shall require the payment to holders of Shares of consideration per Share having a fair market value (determined as provided below) that exceeds the Current Market Price on the last date (the “Expiration Date”) deposits could have been made under the terms of such issuer bid (as it may be amended) (the last time at which such deposits could have been made on the Expiration Date is referred to in this paragraph (g) as the “Expiration Time”), the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately preceding the close of business on the Expiration Date by a fraction, of which: (A) the numerator shall be the product of the number of Shares outstanding (including Purchased Shares (as defined below)) at the Expiration Time multiplied by the Current Market

Price on the Expiration Date, and (B) the denominator shall be the sum of the fair market value of the aggregate consideration (as determined in good faith by the directors of the Company, with any applicable approval of the NYSE American or TSX, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an officer’s certificate delivered to the Holder) payable to holders of Shares based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Shares validly tendered and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to in this paragraph (g) as the “Purchased Shares”) and the product of the number of Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Expiration Date. In the event that the Company is obligated to purchase Shares pursuant to any such issuer bid, but the Company is prevented by applicable law or stock exchange rules from effecting any or all such purchases or any or all such purchases are rescinded, the Exercise Price shall again be adjusted to be the Exercise Price which would have been in effect based upon the number of Shares actually purchased, if any. If the application of this paragraph (g) to any issuer bid would result in an increase in the Exercise Price, no adjustment shall be made for such issuer bid. Any decrease in the Exercise Price that results from the application of this paragraph (g) to any issuer bid will become effective immediately preceding the opening of business on the Business Day following the Expiration Date. For purposes of this paragraph (g), the term “issuer bid” shall mean an issuer bid, tender offer or exchange offer under applicable securities legislation by the Company for Shares or a take-over bid, tender offer or exchange offer under applicable securities legislation by a subsidiary of the Company for the Shares.

(h)	For the purpose of this Warrant: (i) “Participating Share” means a share (other than a Share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a Share or a Participating Share or both.

(i)	In any case in which this Warrant Certificate will require that an adjustment will become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Shares or securities or other property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Shares or securities or other property upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on any such additional Shares or securities or other property on and after such exercise.

(j)	The adjustments provided for in this Warrant Certificate are cumulative, will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will apply (without duplication) to successive Reclassifications of Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Shares); provided, however, that any adjustments which by reason of this paragraph are not required to be made will be carried forward and taken into account in any subsequent adjustment.

(k)	Subject to the approval of the TSX and NYSE American, no adjustment in the number of Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price will be made pursuant to this Warrant Certificate if (subject to the approval of the TSX and NYSE American and any other regulatory approvals, in each case if applicable) the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Shares prior to the effective date or record date of such event.

(l)	In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question will conclusively be determined by a firm of chartered accountants appointed by the Company and acceptable to the Holder (who may, but need not, be the Company’s auditors). Such accountants will have access to all necessary records of the Company and such determination will be binding upon the Company and the Holder.

(m)	As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrant, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Company will take all corporate action which may, in the opinion of its external counsel, be necessary in order that the Company has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Company may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n)	At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Company will give notice to the Holder of the particulars of such event and the required adjustment.

For the purpose of any computation under this Warrant Certificate, the “Current Market Price” of the Shares at any date means the volume weighted average trading price per Share on the NYSE American for five (5) consecutive trading days prior to that date; provided, however, if the Shares are not listed on NYSE American, the volume weighted average trading price per Share traded through the facilities of such other stock exchange or over-the-counter market, as determined by the directors of the Company, acting in good faith, on which the Shares are listed or through which the Shares are quoted for five (5) consecutive trading days prior to that date; provided, further, if the Shares are not listed on NYSE American or any other stock exchange or over-the-counter market, then the Current Market Price shall be determined by the directors of the Company, acting in good faith and based on advice from a reputable independent financial advisor selected by the Company and acceptable to the Holder. The Company will be solely responsible for paying all fees and expenses of such financial advisor. The volume weighted average trading price per Share shall be determined by dividing the aggregate sale price of all Shares sold on such exchange or over-the-counter market, as the case may be, during the five (5) consecutive trading days by the total number of shares so sold.

These Warrants and the Shares deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States. These Warrants may not be exercised unless so registered or an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available to the holder.

The certificates or DRS advices representing any Shares issued pursuant to the exercise of the Warrants will have imprinted on them the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES OR SUCH OTHER EVIDENCE AS IS SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND SUCH STATE LAWS.”

The certificates or DRS advices representing any Shares issued pursuant to the exercise of the Warrants on or before August 22, 2025 will have imprinted on them the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 22, 2025.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

This Warrant Certificate will be governed and construed in accordance with the laws of the State of New York.

This Warrant Certificate will enure to the benefit of and will be binding upon the Holder and the Company and their respective successors and permitted assigns.

This Warrant Certificate may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

Time will be of the essence hereof.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

NOVAGOLD RESOURCES INC.

Per:	(signed) “Peter Adamek”
Name: Peter Adamek
Title: Vice President and Chief Financial Officer

APPENDIX “A”

EXERCISE FORM

TO:	NOVAGOLD RESOURCES INC.
201 South Main Street, Suite 400
Salt Lake City, Utah
USA 84111
E-mail: info@novagold.com

The undersigned holder of the attached Warrant Certificate hereby subscribes for ____________ common shares (the “Shares”) in the authorized share capital of NOVAGOLD RESOURCES INC. pursuant to the terms of the Warrant Certificate at the Exercise Price (as defined in the Warrant Certificate) on the terms specified in the Warrant Certificate and agrees to make payment therefor on the terms specified in the Warrant Certificate.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

___	(A) the undersigned holder (a) is the original purchaser of the Warrants from the Company pursuant to the terms of that certain Backstop Agreement among the Company and certain investors, dated April 22, 2025, and confirms, as of the date of hereof, each of the representations, warranties, certifications and agreements made by it in the Backstop Agreement, including, without limitation, its status as a “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act, as though such representations, warranties, certifications and agreements were made on the date hereof and in respect of the acquisition of the Shares issuable upon exercise of the Warrants being exercised; or

___	(B) the undersigned holder has delivered herewith an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that the issuance of the Shares to be delivered upon exercise of the Warrants is not required to be registered under the U.S. Securities Act.

It is understood that the Company may, acting in good faith, require reasonable evidence to verify the foregoing representations.

Note:	If Box B above is checked, holders are encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company.

Payment shall take the form of (check applicable box):

___	(A) in lawful money of the United States; or

___	(B) if permitted, the cancellation of such number of Warrants as is necessary, in accordance with the formula set forth in the cashless exercise provisions of the Warrant Certificate, to exercise the Warrant Certificate with respect to the number of Shares set forth in this Exercise Form.

The undersigned irrevocably hereby directs that Shares be issued and delivered as follows:

Name in Full	Address	Number of Shares	Form of Subscription
________________	__________________________	____________	☐ Direct Registration System Advice ☐ Physical Share Certificate
________________	__________________________	____________	☐ Direct Registration System Advice ☐ Physical Share Certificate

DATED this __ day of _____, ___.

WARRANT HOLDER:

Per:
Authorized Signatory

Instructions:

The registered holder may exercise its right to receive Shares by completing this form and surrendering this form, the Warrant Certificate representing the Warrants being exercised, payment of the Exercise Price and any other evidence as specified above to the Company as set out above. Certificates or Direct Registration System advices representing such Shares will be delivered or mailed within five (5) Business Days after the exercise of the Warrants or payment of the Exercise Price in full, whichever is later.

appendix “B”

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers to:

Name in Full	Address
___________________________	_____________________________
___________________________	_____________________________

                                        number of Warrants, issued by NOVAGOLD RESOURCES INC. (the “Company”), represented by the enclosed Warrant Certificate (if no amount is specified, the Transferor will be deemed to be transferring the entire amount of the Warrant Certificate) and does hereby irrevocably constitute and appoint:

as attorney to transfer said number of Warrants on the books of the Company with full power of substitution in the premises.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

[_]    (A)         the transfer is being made only to the Company; or

[_]    (B)         the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or applicable securities laws of any state of the United States and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

[signature page follows]

DATED the __ day of ____, 20__.

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	}	Print Name of registered holder as on certificate

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X	}	X
Signature of Witness	}	Signature of registered holder or Signatory thereof

[Please Note Instruction 2]	}
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	}	If applicable, print Name and Office of Signatory

INSTRUCTIONS:

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	}	Street Address
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	}	City, Province and Postal Code

Notes:

1.	The registered holder of a Warrant may exercise its right to transfer such Warrant by completing and surrendering this Transfer Form and surrendering the ORIGINAL Warrant Certificate representing such Warrant being transferred to the Company, as provided for in the Warrant Certificate. Certificates representing the transferred Warrant will be sent by prepaid ordinary mail to the address above within five (5) Business Days after the receipt of all required documentation. If less than all of the Warrants represented by the ORIGINAL Warrant Certificate are to be transferred, a certificate representing any such Warrants that are not to be transferred will be sent by prepaid ordinary mail to the address of the registered holder of such Warrants on the within five (5) Business Days after the receipt of all required documentation.
2.	The signature of the registered holder on this Transfer Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the registered holder must pay to the Company all applicable taxes and other duties arising from such transfer.
3.	If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, this Transfer Form must be accompanied by evidence of authority to sign satisfactory to the Company.